Exhibit 99.1

Investor inquiries:

Karen Greene

Internet Capital Group

610.727.6900

ir@internetcapital.com

ICG ANNOUNCES THE SALE OF MARKETRON INTERNATIONAL

TO THE WICKS GROUP

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Wayne, PA - June 11, 2007 - Internet Capital Group (Nasdaq: ICGE) today announced the acquisition of its partner company, Marketron International, by an affiliate of The Wicks Group of Companies, L.L.C., a private equity firm focused on selected segments of the communications, information and media industries. The sale was consummated on June 8, 2007.

ICG's share of the cash proceeds related to the sale is approximately $36.7 million, approximately $4.8 million of which has been placed in escrow to be distributed to ICG incrementally over the three years following the closing of the sale, subject to indemnification claims. ICG will record an after-tax gain of approximately $8 million on this transaction during the three months ended June 30, 2007. The release of any proceeds from escrow will result in additional gains to ICG.

"We are very pleased with this transaction," said Kamal Advani, Managing Director at ICG and Marketron board member. "We view this event as a great outcome for Marketron, Wicks and ICG. From an ICG perspective, this monetization is an important stepping stone in accomplishing our goals for 2007."

"Internet Capital Group has been an outstanding partner for Marketron," said Mike Jackson, Chairman and CEO of Marketron. "Their continued support and guidance have played a critical role in our growth and the realization of this merger."

About Internet Capital Group

Internet Capital Group (www.internetcapital.com) acquires and builds Internet software companies that drive business productivity and reduce transaction costs between firms. Founded in 1996, ICG devotes its expertise and capital to maximizing the success of these platform companies, which are delivering on-demand software and service applications to customers worldwide.

About Marketron International

Marketron International is a leading provider of broadcast management solutions for the radio, television and cable industries. Marketron's fully integrated suite of sales, traffic, finance and business intelligence solutions automates workflow from proposal to billing, enabling its customers to optimize inventory and increase revenues. Today, 1,600 broadcasters in North America license Marketron solutions. Marketron International is headquartered in Burlingame, California, with five offices across North America. The company is privately held, and its investors include Darwin Group, Internet Capital Group, Pisces Group and Rosewood Capital. For more information, please contact Jeff London at jlondon@marketron.com or visit www.marketron.com.

About the Wicks Group

The Wicks Group of Companies, L.L.C. (www.wicksgroup.com) manages private equity funds that invest in selected segments of the communications, information and media industries. Such funds currently own or have owned companies in educational publishing, consumer publishing, business information services, medical information services, community newspapers, radio broadcasting, television broadcasting, magazine publishing, outdoor advertising, newsletter publishing, and cable television distribution.

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Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future performance of our partner companies, acquisitions or dispositions of interests in partner companies, the effect of economic conditions generally, capital spending by customers and development of the e-commerce and information technology markets, and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.